EXHIBIT 10.34

EXHIBIT A – FUND OPERATING AGREEMENT

THE UNITS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF CERTAIN STATES. THE UNITS MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE UNITS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE LAWS AS MAY BE APPLICABLE, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR OTHER EVIDENCE SATISFACTORY TO THE MANAGER THAT SUCH REGISTRATION IS NOT REQUIRED. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE UNITS ARE SET FORTH IN THIS AGREEMENT.

OPERATING AGREEMENT OF OPPORTUNITY FUND VIII, LLC

THIS OPERATING AGREEMENT (this “Agreement”) was made and entered into as of the 1st day of February, 2013, by and among Bayou City Exploration, Inc., a Nevada Corporation (the “Manager and “Initial Member”), and Opportunity Fund VIII, LLC, a Delaware limited liability company (the “Company” or “Fund”).

WITNESSETH

WHEREAS, the Manager and Initial Member and the Company desire to enter into an Operating Agreement to govern the Company’s operations;

NOW, WHEREFORE, in consideration for the mutual agreements, covenants and premises set forth herein, the Operating Agreement is hereby adopted:

ARTICLE 1

DEFINITIONS

Defined Terms. Unless otherwise stated, the terms used in this Agreement shall have the usual and customary meanings associated with their use, and shall be interpreted in the context of this Agreement. Certain capitalized terms which are used in this Agreement shall have the meanings given in this Agreement or Schedule 1.1.

ARTICLE II

FORMATION; PURPOSE

2.1 Organization; Governance. The Initial Member has caused the formation of the Company on February 1, 2013 (the “Effective Date”) as a limited liability company effective with the filing of the Articles of Organization (the “Articles”) with the Delaware Secretary of State. The Company has been formed pursuant to the provisions of the Delaware Statutes and upon the terms and conditions set forth in the Articles and in this Agreement. The Initial Member together with all Persons who may hereafter become Members of the Company from time to time in accordance with this Agreement (collectively, the “Members”) are and shall be bound by the terms and provision of this Agreement. The Manager is authorized to execute and cause to be filed additional Amendments to the Articles whenever required by the Act or this Agreement. Except as otherwise required by the Act, this Agreement shall govern the business and affairs of the Company and the relationships of the Members to one another as members of the Company. The Members intend that the Company be treated as a partnership for federal and state income tax purposes but that the Company shall not be treated as a partnership for purposes of Section 303 of the Federal Bankruptcy Code. No Member shall act inconsistently with this intent.

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2.2 Term. The term of the Company commenced on the date the Articles were filed as described in Section 2.1 and continue perpetually unless earlier terminated under the provisions of this Agreement or by operation of law.

2.3 Name. The business of the Company shall be carried on under the name “Opportunity Fund VIII, LLC.”

2.4 Purpose. The primary purpose of the Company is to invest in and purchase Note Investments, and do all things reasonably related thereto. The Company seeks to provide Members with a high level of quarterly income. The Company seeks to achieve this objective by investing in a managed portfolio comprised of a blend of Mortgage Notes secured by real estate and Land Contracts secured by full ownership of the underlying collateral.

2.5 Place of Business. The principal place of business of the Company is and will be located at 632 Adams Street, Suite 710, Bowling Green, Kentucky 42101, until the Manager changes it after giving the Members notice. In addition, the Company may maintain such other offices and places of business in the United States as the Manager may deem advisable. The Manager will file all necessary or desirable documents to permit the Company to conduct its business lawfully in any state or territory of the United States.

2.6 Agent for Service of Process. The name and business address of the agent for service of process for the Company is Travis Creed, 632 Adams Street, Suite 710, Bowling Green, Kentucky 42101, or such other person as the Manager shall appoint from time to time, utilizing the Manager’s reasonable discretion.

2.7 Nature of Members' Membership Units. The Membership Units of the Members in the Company shall be personal property for all purposes. All property owned by the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and no Member shall have any direct ownership of such property or any right to use such property for any purpose other than a purpose of the Company.

2.8 Power of Attorney.

2.8.1: Each of the Members irrevocably constitutes and appoints the Manager as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

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(a) This Agreement, the Articles, as well as any and all amendments thereto required under the laws of the State of Delaware or of any other state, or which the Manager deems advisable to prepare, execute and file;

(b) Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

(c) Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company, provided that the continuation, admission, substitution or dissolution or termination, as applicable, is in accordance with the terms of this Agreement.

2.8.2: The grant of authority in Section 2.8.1:

(a) Is a Special Power of Attorney coupled with a unit, is irrevocable, survives the death of a Member and shall not be affected by the subsequent incapacity of the Member;

(b) May be exercised by the Manager for each Member by a facsimile signature of or on behalf of the Manager or by listing all of the Members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by a Member of the whole or any portion of his Membership Unit; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted Member, the Special Power of Attorney shall survive the delivery of the assignment for the sole purpose of enabling the person to execute, acknowledge, and file any instrument necessary to effect the substitution.

ARTICLE 3

THE MANAGER

3.1 Control in Manager. Subject to the provisions of Section 3.2 and except as otherwise expressly stated elsewhere in this Agreement, the Manager has exclusive control over the business of the Company (with all acts and decisions being in its sole discretion except as specifically set forth in this Agreement), including the power to assign duties, to determine how to invest the Company’s assets, to sign bills of sale, title documents, leases, notes, assignments, security agreements, documents evidencing Note Investments and contracts, and to assume direction of the business operations. As Manager of the Company and its business, the Manager has all duties generally associated with that position, including dealing with Members, being responsible for all accounting, tax and legal matters, performing internal reviews of the Company’s investments and loans, determining how and when to invest the Company’s capital, and determining the course of action to take for Company loans and land contracts that are in default. The Manager also has all of these powers for ancillary matters. Without limiting the generality of the foregoing, the powers include the right (except as specifically set forth in Section 3.2 and elsewhere in this Agreement):

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3.1.1: To evaluate potential Company investments, to expend the capital of the Company in furtherance of the Company’s business;

3.1.2: To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Company property or any interest therein at a price and upon the terms and conditions as the Manager may deem proper;

3.1.3: To cause the Company to become a joint venturer, general or limited partner or member of an entity formed to own, develop, operate and dispose of real and personal properties owned or co-owned by the Company acquired through foreclosure of a Note Investment.

3.1.4: To manage, operate and develop Company property, including Real Property acquired by the Company in connection with the foreclosure of the Mortgage securing a Mortgage Note, or to employ and supervise managers who may, or may not, be an Affiliate of the Manager;

3.1.5: To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

3.1.6: To purchase, at the expense of the Company, liability and other insurance to protect the property of the Company and its business;

3.1.7: To refinance, recast, modify, consolidate, extend or permit the assumption of a Note Investment or other investment owned by the Company;

3.1.8: To pay all expenses incurred in the operation of the Company;

3.1.9: To file tax returns on behalf of the Company and to make any and all elections available under the Code;

3.1.10: To modify, delete, add to or correct from time to time any provision of this Agreement as permitted under Section 15.4 hereof; and

3.1.11: To admit Persons as additional members of the Company in Manager’s sole discretion.

3.2 Limitations on Manager’s Authority. The Manager has no authority to:

3.2.1: Do any act in contravention of this Agreement;

3.2.2: Do any act which would make it impossible to carry on the ordinary business of the Company;

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3.2.3: Confess a judgment against the Company;

3.2.4: Possess Company property or assign the rights of the Company in the property for other than a Company purpose;

3.2.5: Admit a person as a Manager without the prior affirmative vote or consent of a Majority or any higher vote as may be required by applicable law;

3.2.6: Sell all or a majority of the assets of the Company in one or a series of related transactions that is not in the ordinary course of business, without the prior affirmative vote or consent of a Majority;

3.2.7: Amend this Agreement without the prior affirmative vote or consent of a Majority, except as permitted by Section 15.4 of this Agreement;

3.2.8: Dissolve or terminate the Company without the prior affirmative vote or consent of a Super Majority except as otherwise provided in this Agreement;

3.2.9: Cause the merger or other reorganization of the Company without the prior affirmative vote or consent of a Super Majority;

3.2.10: Grant to the Manager or any of its Affiliates an exclusive right to sell any Company assets;

3.2.11: Commingle Manager will not allow the funds paid by investing members for the purchase of units in Opportunity Fund VIII, LLC to be commingled with the funds of the Manager or any other person. Said funds shall remain in the account established for Fund VIII until they are transferred for the purpose of purchasing loans;

3.2.12: Use or permit another Person to use the Company’s assets in any manner that is contrary to the stated objectives of the Fund.

3.2.13: Pay or award, directly or indirectly, any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to the advisor to advise the purchase of units in the Company; or

3.2.14: Make loans to the Manager or an Affiliate of the Manager.

3.3 Extent of Manager’s Obligation and Fiduciary Duty. The Manager shall devote the portion of its time to the business of the Company as it determines, in good faith, to be reasonably necessary to conduct the Company’s business. The Manager shall not be bound to devote all of its business time to the affairs of the Company, and the Manager and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Company. Bayou City has fiduciary responsibility for the safekeeping and use of all funds and assets and will not use, or permit another to use funds or assets in any manner that is contrary to the stated objectives of the Fund. Bayou City will not allow the funds paid by investing members for the purchase of units in Opportunity Fund VIII, LLC to be commingled with the funds of the Manager or any other person. Said funds shall remain in the account established for Fund VIII until they are transferred for the purpose of purchasing loans. The Manager, as the Initial Member, waives its right to vote for removal of the Manager or for amendment of this Agreement (except as provided in Sections 3.1.10 and 15.4) or otherwise.

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3.4 Indemnification of Manager. Except as limited by law, the Fund shall indemnify Manager for all expenses, losses, liabilities and damages the Manager actually and reasonably incurs in connection with the defense or settlement of any action arising out of or relating to the conduct of the Fund’s activities, except an action with respect to which the Manager is adjudged to be liable for breach of a fiduciary duty owed to the Fund or the Members under the Act or this Agreement. The Fund shall advance the costs and expenses of defending actions against the Manager arising out of or relating to the management of the Fund, provided it first receives the written undertaking of the Manager to reimburse the Fund if ultimately found not to be entitled to indemnification.

3.5 Resignation of Manager. The Manager may resign from the Company provided, however, that the resignation shall not be effective until the earlier of the appointment of a replacement Manager by a Majority or 120 days following the date that Manager gave written notice to the Members of its resignation. Failure of a Majority to designate and admit a new Manager within said 120 days shall dissolve the Company, in accordance with the provisions of Article 12 of this Agreement. The resigning Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the resignation.

3.6 Removal of Manager. The Members may remove the Manager (i) upon Manager’s dissolution or bankruptcy or (ii) by written consent or vote of a Majority (excluding any Units of the Manager being removed). This removal of the Manager, if there is no other Manager, shall not become effective until the earlier of the appointment of a replacement Manager by a Majority or 120 days following the date that the Majority consented to the removal. Failure of a Majority to designate and admit a new Manager within 120 days from the date that the Majority elected to remove the Manager shall dissolve the Company, in accordance with the provisions of Article 12 of this Agreement. The removed Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the removal. The appointment of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager. The new Manager shall thereupon execute, acknowledge and file an amendment to the Articles of Organization of the Company in the manner required by Delaware Statutes.

3.7 Payments at Resignation or Removal. Upon the resignation or removal of the Manager, the Company shall pay to the Manager a sum equal to all amounts then accrued and owing to the Manager.

3.8 Appointment of Additional Manager(s). An additional Manager may be admitted to the Company with the consent of all Managers and a Majority.

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3.9 Right to Rely on Manager. Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

3.9.1: The identity of the Manager or any Member;

3.9.2: The existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Manager or which are in any further manner germane to the affairs of the Company;

3.9.3: The persons who are authorized to execute and deliver any instrument or document of the Company; and

3.9.4: Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

3.10 Amendment to the Manager’s Duties. Any amendment to this Operating Agreement modifying the rights and/or duties of the Manager shall require the Manager’s consent.

3.11 Compensation to Manager. Manager will earn compensation for managing the Company as outlined below:

3.11.1: Trading Profits:

In an effort to create a mechanism for profit consistent with Fund operations and objectives, the managing member and portfolio manager established a related / affiliated entity called Loanmod, LLC (“Loanmod”). Loanmod is operated by the managing member and seeks to create a trading profit by contracting to purchase loans or loan pools at a price lower than that to be paid by the Fund. Where practicable and in keeping with the Fund’s overall objective, the manager will purchase loan assets from Loanmod generating a trading profit. Any such purchase is subject to the duty owed by the Managing Member to the Fund or Funds and based upon the overall quality of the portfolio purchased, the seasoning of the loan(s) and the value of the collateral securing the loans. Any trading profit realized by Loanmod will reduce the net return to investors and, therefore, is subject to a self imposed “cap” or limit as follows: Trading profits as described herein shall not, under any circumstances, exceed 10% of the pool’s total aggregate unpaid balances at the time of purchase. For example, trading profit from a loan pool with aggregate unpaid balances totaling 1 million dollars cannot exceed $100,000 (10% of 1,000,000). In most cases, pricing is determined on a loan by loan basis (aka “loan level pricing”). Each loan in a pool is evaluated based on the underwriting standards described herein to determine the amount, if any, of trading profit available. Loanmod will not be included in the assignment chain and, therefore, functions as a “riskless principal” in the transactions described above.

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ARTICLE 4

INVESTMENT AND OPERATING POLICIES

4.1 Investment Policy. In making investments, the Manager shall follow the investment policy described in the Memorandum.

ARTICLE 5

CAPITAL CONTRIBUTIONS; LOANS TO COMPANY

5.1 Contributions of Members. Members shall acquire units in accordance with the terms of the Subscription Agreement or any future subscription materials approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in a schedule maintained by the Manager. The Manager shall update the schedule to reflect the then-current ownership of units without any further need to obtain the consent of any Member, and the schedule, as revised from time to time by the Manager, shall be presumed correct absent manifest error. Any Member shall have a right to inspect such schedule upon written request to the Manager.

5.2 Limitations Pertaining to Capital Contributions.

5.2.1: Except as otherwise specifically provided in this Agreement, or as otherwise provided by law, no Member shall have the right to withdraw from the Company or to demand or receive a return of his capital without the consent of the Manager. Upon return of any Capital Contributions, no Member shall have the right to receive property other than cash except as may be specifically provided herein.

5.2.2: No Member shall receive any interest, salary or draw with respect to his Capital Contributions or his Capital Account or for services rendered on behalf of the Company or otherwise in his capacity as a Member.

5.2.3: None of the provisions of this Agreement, whether in regard to contributions or otherwise, is intended for the benefit of, nor shall such provisions be enforceable by, creditors of the Company.

5.2.4: No Member shall receive a credit to his Capital Account for his Capital Contribution until the Closing Date.

5.3 Loans. Any Member or Affiliate of a Member may, with the written consent of the Manager, lend or advance money to the Company. If the Manager or, with the written consent of the Manager, any Member shall make any loans to the Company or advance money on its behalf, the amount of any loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. The amount of any loan or advance by a lending Member or an Affiliate of a Member shall be repayable out of the Company’s cash and shall bear interest at a rate of not in excess of the lesser of: (i) the prime rate established, from time to time, by any major bank selected by the Manager for loans to the bank’s most creditworthy commercial borrowers or (ii) the maximum rate permitted by applicable law. The inability of the Company to obtain more favorable loan terms shall be a condition to obtaining such loans from a Member or affiliate of a Member. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

5.4 Initial Member. The Initial Member’s Capital Contribution is listed on a schedule maintained by the Manager.

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ARTICLE 6

VOTING AND OTHER RIGHTS OF MEMBERS

6.1 No Participation in Management. Except as expressly provided in this Agreement, no Member shall take part in the conduct or control of the Company’s business or have any right or authority to act for or bind the Company.

6.2 Rights and Powers of Members. In addition to the rights of the Members to remove and replace the Manager and as otherwise provided for in Section 3.2, the Members shall have the right to vote upon and take any of the following actions upon the approval of a Majority, without the concurrence of the Manager, and an affirmative vote of a Majority shall be required to allow or direct the Manager to:

6.2.1: Dissolve and windup the Company except as provided in this Agreement;

6.2.2: Amend this Agreement, subject to the rights to the Manager granted in Section 15.4 of this Agreement and subject also to the prior consent of the Manager if either the distributions due to the Manager or the duties of the Manager are affected;

6.2.3: Merge the Company or sell all or substantially all of the assets of the Company, otherwise than in the ordinary course of its business;

6.2.4: Change the nature of the Company’s business; and

6.2.5: Those matters set forth in Section 3.2 above.

6.3 Meetings.

6.3.1: The Members may hold meetings of Members within or outside the State of Delaware at any place selected by the Person or Persons calling the meeting. If no other place is stated, meetings shall be held at the Company’s principal place of business as established in accordance with Section 2.5 of this Agreement. The Members may approve by written consent of a Super Majority any matter upon which the Members are entitled to vote at a duly convened meeting of the Members, which consents will have the same effect as a vote held at a duly convened meeting of the Members.

6.3.2: The Manager, or Members representing more than ten percent (10%) of the outstanding Units for any matters on which the Members may vote, may call a meeting of the Company. If Members representing the requisite Units present to the Manager a statement requesting a Company meeting, or the Manager calls the meeting, the Manager shall fix a date for a meeting and shall (within ten (10) days after receipt of a statement, if applicable) give personal or mailed notice or notice by any other means of written communication, addressed to each Member at the respective address of the Member appearing on the books of the Company or given to the Company for the purpose of notice, not less than fifteen (15) or more than sixty (60) days before the date of the meeting, to all Members of the date, place and time of the meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Company shall be held at 2:00 p.m. local time at the principal office of the Company.

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6.3.3: For the purpose of determining the Members entitled to vote on a matter, or to vote at any meeting of the Members or any adjournment thereof, the Member requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than thirty (30) days nor less than ten (10) business days before any such meeting. Members may vote in person or by proxy. A Majority, whether present in person or by proxy, shall constitute a quorum at any meeting of Members. Every proxy must be signed by the Member or the Member’s attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it. Any question relating to the Company which may be considered and acted upon by the Members may be considered and acted upon by vote at a Company meeting, and any vote required to be in writing shall be deemed given if approved by a vote by written ballot.

6.4 Limited Liability of Members. Units are non-assessable. No Member shall be personally liable for any of the expenses, liabilities, or obligations of the Company or for any Losses beyond the amount of the Member’s Capital Contribution to the Company and the Member’s share of any undistributed net income and gains of the Company.

6.5 Access to Books and Records. The Members and their designated representatives shall have access to books and records of the Company during the Company’s normal business hours. An alphabetical list of the names, addresses and business telephone numbers, to the extent such are available, of all Members, together with the number of units held by each of them, will be maintained as a part of the books and records of the Company. The Company shall make the list available on request to any Member or his representative for a stated purpose including, without limitation, matters relating to Members’ voting rights. However, the Company need not exhibit, produce or mail a copy of the Member list if the actual purpose and reason for the request therefore is to secure the list or other information for the purpose of selling the list or copies thereof, or of using it for a commercial purpose other than in the interest of the Person as a Member in the Company. The Manager may require the Person requesting the list to represent that the list is not requested for any commercial purpose.

6.6 Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Manager and its Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that the attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Manager and its Affiliates.

ARTICLE 7

DISTRIBUTIONS; PROFITS AND LOSSES

7.1 Distributions.

7.1.1: Distributions of “Cash for Distribution”. Except as otherwise provided in Sections 7.2 and 12 of this Agreement, Cash for Distribution shall be distributed to the Members for each calendar quarter in arrears, to each Member in proportion to the Participation Percentage of the Member as of the last day of the quarter to which the distribution pertains.

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7.1.2: Reserved

7.1.3: Cash Distributions Upon Dissolution. Upon dissolution and winding up of the Company, the Company shall thereafter distribute all Cash for Distribution available for distribution, if any, to the Members in accordance with the provisions of Section 12.3 of this Agreement.

7.2 Restriction on Distributions. The Company shall make no distribution to the Members unless the assets of the Company following such distribution will exceed the total liabilities of the Company, excluding liabilities to Members based on their contributions.

7.3 Allocation of Profits and Losses. After giving effect to the special allocations set forth in Section 7.5, the Manager shall allocate all Company Profits and Losses for any fiscal year to the Members in proportion to their respective Participation Percentages. In determining the allocations to Members for any quarterly period during a fiscal year, the Manager may allocate to the Members all Profits and Losses realized by the Company during such quarter as of the close of business on the last day of such calendar quarter without regard to Profits and Losses realized for time periods within the quarter, or in such other manner selected by the Manager and permitted under Section 706 of the Code and the Treasury Regulations hereunder.

7.4 Reserved

7.5 Special Allocation Rules.

7.5.1: Any Member with a deficit Capital Account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the Minimum Gain at a time no later than the time at which the Minimum Gain is reduced below the sum of the deficit Capital Account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-2(f).

7.5.2: If any Member unexpectedly receives any adjustment, allocation or distribution described in Sections 1.704-1(b)(2)(ii)(d)(4) through 1.704-1(b)(2)(ii)(d)(6) of the Regulations which causes or increases a deficit in the Member’s Capital Account as of the end of the tax year to which the adjustment, allocation or distribution relates, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Capital Account deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 7.5.2 shall be made if and only to the extent that the Member would have a Capital Account deficit after all other allocations provided for in Section 7.3 through 7.6 have been tentatively made as if this Section 7.5.2 were not in the Agreement.

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7.5.3: To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of his Interest in the Company, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis) and the gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

7.5.4: For purposes of determining the Profits, Losses or any other items allocable to any period, these other items shall be determined on a daily, monthly, quarterly or other basis, as determined by the Manager using any permissible method under Section 706 of the Code and the Treasury Regulations hereunder.

7.5.5: Notwithstanding Section 7.3, Profits and Losses, if any, allocable to the period before the admission of any Members shall be allocated to the Initial Member. Profits or Losses allocable to the period commencing with the admission of Members and all subsequent periods shall be allocated in accordance with Section 7.3.

7.5.6: Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for the year.

7.5.7: The Members are aware of the income tax consequences of the allocations made by this Article 7 and hereby agree to be bound by the provisions of this Article 7 in reporting their shares of Company Profits, Losses and other allocable items for income tax purposes.

7.6 Code Section 704(c) Allocations.

7.6.1: Income, gains, losses and deductions, as determined for Federal income tax purposes, for any Company asset which has a Gross Asset Value that differs from its adjusted basis for Federal income tax purposes shall, solely for Federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the Company asset to the Company for Federal income tax purposes and its initial Gross Asset Value in accordance with Code Section 704(c) and the Treasury Regulations hereunder. In furtherance of the foregoing, it is understood and agreed that any income, gain, loss, or deduction attributable to Code Section 704(c) property shall be allocated to the Members in accordance with the traditional method of making Code Section 704(c) allocations, in accordance with Treasury Regulation Section 1.704-3(b).

7.6.2: If the Gross Asset Value of any Company asset is adjusted, subsequent allocations of income, gain, losses and deductions, as determined for Federal income tax purposes, for the Company asset shall, solely for Federal income tax purposes, take account of any variation between the adjusted basis of the Company asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations hereunder.

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7.6.3: Allocations under this Section 7.6 are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing any Member’s Capital Account.

7.6.4: Except as otherwise set forth in this Agreement, any elections or other decisions relating to allocations under this Section 7.6 shall be made by the Manager, with the review and concurrence of the Company’s accountants, in a manner that reasonably reflects the purpose and intention of this Agreement.

7.7 Intent of Allocations. It is the intent of the Company that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and the requirements of those Sections, including the qualified income offset and minimum gain charge- back, which are hereby incorporated by reference. If, for whatever reasons, the Company is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the Manager is granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of allocations and distributions provided in this Agreement. In addition, if the Manager is required to make any special allocations of Company Profits, Losses, income, gain or deductions to comply with the requirements of the Regulations, the Manager shall make such special allocations in whatever manner it determines appropriate so that, after such allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the allocations mandated by the Regulations were not required to be made. The Manager shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate for the admission of Members to reflect Members’ Participation Percentages in the Company at the close of the years.

7.8 Quarterly Valuation of Assets. For each of the Company’s Note Investments and other investments, the Manager shall review the investments at the end of each calendar quarter and determine if a Write-down is required with respect thereto. The Manager shall cause the Company’s accountants, within thirty (30) days of the end of each calendar quarter, to verify that the Manager’s determination was made in compliance with generally accepted accounting principles. Any Write-down of an asset resulting from the valuation shall be effective on the last day of the respective calendar quarter during the term of this Agreement.

7.9 Limitation on Distributions. The Company shall make no distribution to the Members unless the assets of the Company following such distribution will exceed the total liabilities of the Company, excluding liabilities to Members based on their contributions.

ARTICLE 8

[RESERVED]

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ARTICLE 9

BOOKS AND RECORDS, REPORTS AND RETURNS

9.1 Books and Records. At the expense of the Company, the Manager shall: (a) cause the Company to keep all books and records required by Delaware Statutes; and (b) shall cause the Company to keep adequate books and records at its principal place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Company. Upon five (5) day written notice all books and records shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member’s duly authorized representatives, during the Company’s normal business hours.

9.2 Annual Statements.

9.2.1: The Manager shall cause to be prepared at least annually, at the Company’s expense, financial statements prepared in accordance with generally accepted accounting principles. The financial statements will include: (i) a balance sheet, (ii) statements of income or loss, (iii) Members’ equity and (iv) a statement of cash flows.

9.2.2: The Company’s accountants will itemize the costs of any verification performed by them and may be reimbursed to the Manager by the Company only to the extent that the reimbursement when added to the costs for administrative services rendered, does not exceed the competitive rate for the services as determined under Article 9.2.1.

9.2.3: Notwithstanding the 120-day period specified in Section 9.2.3(b) below, the Manager shall cause to be prepared and distributed to the Members not later than seventy-five (75) days after the close of each Fiscal Year of the Company all Company information necessary in the preparation of the Members’ federal income tax returns.

9.3 Filings. The Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed with and/or delivered to appropriate federal and state regulatory and administrative bodies and/or the Members applicable, all reports required to be filed with or delivered to those entities or Members under applicable law, including those described in the Company’s undertakings in any securities filing. The reports shall be prepared using the accounting or reporting basis required by the relevant regulatory bodies. The Company will provide a copy of the reports to each Member who requests one, without expense to the Member. The Manager, at Company expense, shall file, with the appropriate agency in the states in which this Company is registered, as required by these states, a copy of each report referred to under this Article 9.

9.4 Suitability Requirements. The Manager, at Company expense, shall maintain for a period of at least six (6) years, a record of the documentation indicating that a Member complies with the suitability standards set forth in the Memorandum.

9.5 Fiscal Matters.

9.5.1: The Company has adopted the Fiscal Year for tax and accounting purposes. Subject to the provisions of Section 706 of the Code and approval by the Internal Revenue Service and the applicable state taxing authorities, in the Manager’s sole discretion and without the approval of the Members, from time to time the Manager may change the Company’s fiscal year to a period to be determined by the Manager.

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9.5.2: The Company shall continue to use the cash basis method of accounting for both income tax purposes and financial reporting purposes. We may exclude C corporations as potential members (except for personal holding companies), if they will jeopardize our cash basis method of accounting.

9.5.3: Upon the transfer of a unit in the Company, the Company may, at the sole discretion of the Manager, elect under Code Section 754, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

9.5.4: The Manager shall act as the “Tax Matters Partner” (“TMP”) and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6234 of the Code and the Treasury Regulations hereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations hereunder to designate the Manager as the TMP.

ARTICLE 10

TRANSFER OF COMPANY UNITS

10.1 Intentionally left blank

10.2 Transfer of Member’s Unit. To the extent any of the following restrictions are not necessary to the Company, in the discretion of the Manager reasonably exercised; the Manager may eliminate or modify any restriction. Subject to the immediately preceding sentence, no assignee of the whole or any portion of a Member’s interest in the Company shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met:

10.2.1: Members may only transfer whole units unless the Member is transferring his entire Membership Interest;

10.2.2: The assignor shall designate its intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Manager;

10.2.3: The transferring Member shall first obtain written consent of the Manager to the substitution. The Manager shall not unreasonably withhold its consent, but the Manager will withhold its consent to the extent necessary to prohibit transfers that could cause the Company to be classified as a publicly traded partnership. The Manager will also withhold consent if it determines that the sale or transfer will otherwise jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes or that the sale or transfer may violate any applicable securities laws (including any investment suitability standards);

10.2.4: The assignor and assignee named therein shall execute and acknowledge any other instruments as the Manager may deem necessary or desirable to effect the substitution, including, but not limited to, a power of attorney;

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10.2.5: The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

10.2.6: The assignee shall pay or, at the election of the Manager, obligate himself to pay all reasonable expenses connected with the substitution, including, but not limited to, reasonable attorneys’ fees associated therewith; and

10.2.7: The Company has received, if required by the Manager, a legal opinion satisfactory to the Manager that the transfer will not violate the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws, which opinion shall be furnished at the Member’s expense.

Assignments complying with the above shall be recognized by the Company on the first day of the calendar month following the month in which the above conditions are met.

A Person who acquires a unit but who is not admitted as a substitute Member by the Manager pursuant to the provisions of this Section 10.2 shall be entitled only to allocations and distributions with respect to such unit in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books and records of the Company, and shall not have any of the rights of a member under Delaware Statutes or this Agreement.

10.3 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained in this Agreement, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of units, and any proposed sale, assignment or transfer in violation of same shall be void and of no effect:

10.3.1: No Member shall make any transfer or assignment of all or any part of his unit if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Company for federal or Delaware state income tax (if any) purposes;

10.3.2: Notice to California residents: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY UNIT THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

10.3.3: Appropriate legends (including the legend above) under applicable securities laws shall be affixed to any certificates evidencing the units and issued or transferred to purchasers in other states. For a detailed list, see pages 1-7 of the Company’s Private Placement Memorandum.

10.3.4: No Member shall make any transfer or assignment of all or any of his interest if the Manager determines that the transfer or assignment would result in the Company being classified as a “publicly traded partnership” with the meaning of Section 7704(b) of the Code or Treasury Regulations. To prevent that:

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(a) The Manager will not permit trading of units on an established securities market within the meaning of Section 7704(b);

(b) The Manager will prohibit any transfer of unit which would not comply with any applicable safe harbors; and

(c) The Manager will not permit any withdrawal of any unit.

10.4 Distributions and Allocations with Respect to Transferred Units. If any unit is assigned during any accounting period in compliance with the provisions of this Section 10, all Profits, Losses, each item thereof, and all other items attributable to the assigned unit for such period shall be divided and allocated between the assignee and the assignor by taking into account their varying rights during the period in accordance with Code Section 706(d), using any convention permitted by law and selected by the Manager. All distributions on or before the date of such assignment shall be made to the assignor and all distributions thereafter shall be made to the assignee.

ARTICLE 11

WITHDRAWAL OF A MEMBER;

PLANNED TERMINATION OF THE FUND

11.1 Withdrawal of Members. Absent extreme circumstances, members may not withdraw from the Fund. After the Fund Termination Date the assets of the Fund will be sold and the Fund will be wound up in orderly fashion as set forth in Article 12 below. The Manager may, at its discretion, allow withdrawal of a member if conditions dictate such.

11.2 Planned Existence and Termination of Fund. The Fund is intended to have a limited existence as follows.

11.2.1: The Subscription Period for the Fund, during which time Persons who meet the suitability standards set forth in the Memorandum and the Subscription Agreement may subscribe for units in the Company, shall last from the date of the Memorandum until December 31, 2013. The Investment Manager, may, if it is determined to be in the best interest of the Fund and its investors, extend the subscription period for an additional six months ending June 30, 2014.

11.2.2: The Active Investment Period begins February 1, 2013 and ends when all funds have been utilized to purchase mortgage notes and land contracts. Depending upon the amount, additional principal generated by early pay-offs of loans held in the Fund may be distributed to investors in accordance with their pro-rata ownership or reinvested in additional assets.

11.2.3: The Fund will terminate its existence after all loans have been liquidated and the proceeds thereof have been distributed to investors/members. The Investment Manager intends to begin liquidating the loans held in the Fund at a point established as 36 months from the date of receipt of the last subscription but no later than June 30, 2016 and expects to complete liquidation and distribution of the resulting proceeds by June 30, 2017 with due regard to market conditions and the effect thereof on pricing. The termination date may be extended at the discretion of the Investment Manager for up to one year to June 30, 2018. In the event the Investment Manager deems it necessary to extend the termination date beyond June 30, 2017 he shall provide the reason or reasons for doing so in writing to all members.

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ARTICLE 12

DISSOLUTION OF THE COMPANY

12.1 Events Causing Dissolution. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (“Liquidating Events”):

12.1.1: The Fund Termination Date: June 30, 2017 or if extended by the Manager, June 30, 2018.

12.1.2: The sale of or other disposition of all or substantially all of the Company Property (without receipt of an exchange property);

12.1.3: Affirmative vote or consent of a Majority to dissolve, wind up, and liquidate the Company;

12.1.4: The happening of any other event that makes it unlawful or impossible to carry on the business of the Company;

12.1.5: The resignation or removal of the sole Manager without appointing a replacement therefore in accordance with Sections 3.5 or 3.6 above;

12.1.6: The entry of a judgment of dissolution under Section 1335 of the Act.

The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event.

As soon as possible following the occurrence of a Liquidating Event, Manager shall comply with the provisions of Section 1336 of the Act, giving notice of the dissolution of the Company and the commencement of the winding up of its affairs.

12.2 Winding Up. Upon the occurrence of a Liquidating Event, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the Delaware Statutes. Upon dissolution of the Company, the Manager will wind up the Company’s affairs as follows:

12.2.1: No new Note Investments shall be invested in or purchased;

12.2.2: The Manager(s) shall liquidate the assets of the Company by sale to third parties;

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12.2.3: All sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be distributed as follows:

(a) First, to the payment and discharge of all of the Company’s debts and liabilities, if any, to creditors other than Members;

(b) Second, to the payment and discharge of all of the Company’s debts and liabilities, if any, to Members; then

(c) The balance, if any, to the Members in accordance with their Participation Percentage as of the Fund Termination Date.

12.3 Compliance with Timing Requirements of Regulations. If the Company is “liquidated” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this Article 12 (if such liquidation constitutes a dissolution of the Company) or Article 7 hereof (if it does not) to the Members who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2).

12.4 Distributions Held in Trust Reserves. In the discretion of the Manager, a pro rata share of the distributions that would otherwise be made to the Members pursuant to this Section 12 may be:

12.4.1: Distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Manager in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement; or

12.4.2: Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

12.5 Deemed Distribution and Re-contribution. Notwithstanding any other provision of this Section 12, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(i), but no Liquidating Event has occurred, the Company property shall not be liquidated, the Company's liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, the Company shall be deemed to have distributed the Company Property in kind to the Members, who shall be deemed to have assumed and taken subject to all Company liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Members shall be deemed to have re-contributed the Company property in kind to the Company, which shall be deemed to have assumed and taken subject to all such liabilities.

12.6 Certificate of Dissolution. At such time as all of the debts, liabilities and obligations of the Company have been paid, discharged or otherwise provided for, a certificate of dissolution shall be prepared, signed, and filed by the Manager as provided in Section 1340 of the Act.

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12.7 No Recourse to Manager. Upon dissolution and winding up under the Act, each Member shall look solely to the assets of the Company for the return of his Capital Account, and if a Member’s Participation Percentage of the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the amounts of the Capital Account of Members, Members shall have no recourse against the Manager or any other Member. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager. The Manager is hereby authorized to do any and all acts and things authorized by law for these purposes. If the Manager is removed or resigns and no replacement Manager is appointed by the Super Majority, the winding-up of the affairs of the Company and the distribution of its assets shall be conducted by the person or entity selected by a vote of a Super Majority, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

ARTICLE 13

[RESERVED]

ARTICLE 14

[RESERVED]

ARTICLE 15

MISCELLANEOUS

15.1 Covenant to Sign Documents. Each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, any amendments to the Articles of Organization and any filings, records or publications necessary or appropriate under the laws of any jurisdiction in which the Company shall conduct its business.

15.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Manager or to the Company shall be delivered to the Company’s principal place of business, as set forth in Section 2.5 above or as hereafter changed as provided herein.

15.3 Right to Engage in Competing Business. Nothing contained in this Agreement shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Members, without participation by the other Members, and without liability to them or any of them. Each Member waives any right he may have against the Manager for using for its own benefit information received as a consequence of the Manager’s management of the affairs of the Company. This Section 15.3 shall be subject in its entirety to the fiduciary duty of the Manager set forth in Section 3.4.

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15.4 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority in accordance with Section 6.2; provided, however, that no amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Member or materially adversely affect any Member’s interest in Profits, Losses, Company assets, distributions, management rights or voting rights, except as agreed by that Member. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Manager shall have the right to amend this Agreement, without the vote or consent of any of the Members, if, in the reasonable judgment of the Manager, such amendment does not adversely affect the rights of the Members, including, without limitation, an amendment:

15.4.1: To grant to Members (and not solely the Manager in its capacity as an Initial Member) additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon them;

15.4.2: To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions for matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

15.4.3: To conform this Agreement to applicable laws and regulations, including, without limitation, federal and state securities and tax laws and regulations;

15.4.4: In the form of a revision to or updating of Schedule A in accordance with Section 5.1 hereof; and

15.4.5: To elect for the Company to be governed by any successor Delaware statute governing limited liability companies. The Manager shall notify the Members within a reasonable time of the adoption of any amendment.

15.5 Entire Agreement. This Agreement and the Memorandum constitutes the entire agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto regarding the subject matter contained herein.

15.6 Waiver. No waiver by any party hereto of any breach of, or default under, any provision of this Agreement by any party shall be construed or deemed a waiver of any breach of or default under any other provision of this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement for any future breach or default of the same provision of this Agreement.

15.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

15.8 Application of Delaware Law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Delaware.

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15.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

15.10 Number and Gender. Whenever the singular form is used in this Agreement it includes the plural when required by the context, and the masculine gender shall include the feminine and neutral genders.

15.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by Manager on behalf of the Members as their attorney-in-fact.

15.12 Waiver of Action for Partition. Each of the parties hereto irrevocably waives, during the term of the Company, any right that it may have to maintain any action for partition for any property of the Company.

15.13 Binding on Assignees. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the provisions of Section 10.2, which control the assignment or other transfer of units.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

COMPANY:	MEMBER:

Opportunity Fund VIII, LLC	__________________________________

By: Bayou City Exploration, Inc., Manager	By: _______________________________

By: ____________________________

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Schedule 1.1

Definitions

Acquisition Expenses means all expenses, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, broker price opinions, tax checks, accounting fees and expenses, title insurance funded by the Company, commissions, and other miscellaneous expenses, related to the evaluation, selection and acquisition of Note Investments, whether or not a Note Investment is acquired.

Act means the Delaware Limited Liability Company Law.

Affiliate means: (a) any person directly or indirectly controlling, controlled by or under common control with the Person; (b) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of the Person; (c) any officer, director or Member of the Person or (d) if the other Person is an officer, director or Manager, any company for which the Person acts in any similar capacity.

Agreement means this Operating Agreement, as amended from time to time.

Amortization Ratio means the ratio applied to voluntary principal payments and pre- payments received by the Company for purposes of allocating amortization of the Note Investment Cost. It shall be calculated as the ratio of the Note Investment Cost to the total unpaid principal balance of the Mortgage Loan or Land Contract outstanding at the time of purchase. By way of example, if the Amortization Ratio is 70%, then 70% of an applicable principal payment amortizes the Note Investment Cost and the remaining 30% is treated as an Investment Gain. Involuntary principal pre-payments received shall be applied first to fees and expenses associated with the individual Mortgage Loan or Land Contract, then to amortization of the Note Investment Cost to Members, and then, remaining proceeds, if any, shall be shared as Investment Gains.

Basis means the total cost to the Company for the acquisition of the Note Investment, including the purchase price for the Note Investment, the Acquisition Expenses, and the Transaction Fee.

Capital Account means, for any Member, the Capital Account maintained for the Member in accordance with the following provisions:

(a) The Manager shall credit to each Member’s Capital Account: (i) on the Closing Date, the Member’s Capital Contribution, (ii) the Member’s distributive share of Profits, (iii) any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member, and (iv) the amount of any Company liabilities that are assumed by the Member or that are secured by any Company property distributed to the Member.

(b) The Manager shall debit from each Member’s Capital Account: (i) the amount of cash and the fair market value of any Company property distributed to the Member under any provision of this Agreement, (ii) the Member’s distributive share of Losses, (iii) any items in the nature of expenses or losses that are specially allocated to a Member and (iv) the amount of any liabilities of the Member that are assumed by the Company or that are secured by any property contributed by the Member to the Company.

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If the Gross Asset Value of a Company asset is adjusted as a result of a Write-down, the Manager shall concurrently adjust the Capital Accounts of all Members in order to reflect the aggregate net adjustment that would have occurred if the Company had recognized Losses equal to the Write-down Amount and the Losses were allocated under Article 7.

If any unit in the Company is transferred in accordance with Section 10.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred unit.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Regulation. If the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the Manager may make the modification, provided that it is not likely to have a material effect on the amounts distributable to any Member under Articles 7 and 12 of this Agreement upon the dissolution of the Company. The Manager shall make any appropriate modification if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-

1(b) as provided for in Sections 7.7 and 15.4.

Capital Contribution means the total investment and contribution to the capital of the Company made by a Member.

Cash for Distribution means that portion of the Cash Flow available for distribution to Members consisting of, to the extent received and available for distribution, (a) un- amortized Note Investment Cost in accordance with the Amortization Ratio, (b) 90% of the actual interest income received and (c) 90% of the Investment Gains received, subject to recovery of unrecovered losses of Note Investment Cost. Only actual interest income received (versus scheduled) will be distributed to Members and the Loan Servicer.

Cash Flow means for any calendar quarter period the cash funds received by the Company for that calendar quarter period.

Code means the Internal Revenue Code of 1986, as amended from time to time and corresponding provisions of subsequent revenue laws.

Company means Opportunity Fund VIII, LLC, the Delaware limited liability company to which this Agreement pertains.

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Delaware Statutes means the Delaware laws with respect to limited liability companies including the Act, as amended from time to time, unless indicated to the contrary by the context.

Expenses means all expenses in connection with the operation of the Company’s business, including, but not limited to, all Acquisition Expenses, but specifically excluding Manager’s office overhead.

Fiscal Year means, subject to the provisions of Section 706 of the Code and Section

9.6.1, (i) the period commencing on the date of formation of the Company and ending on December 31, 2011 (ii) any subsequent twelve (12) month period beginning on January 1 and ending on December 31 and (iii) the period commencing January 1 and ending on the date on which all Company assets are distributed to the Members under Article 12.

Gross Asset Value means, for any Company asset, the following:

(a) The initial Gross Asset Value of any Company asset at the time that it is contributed by a Member to the capital of the Company shall be an amount equal to the fair market value of the Company asset (without regard to the provisions of Code Section 7701(g)), as determined by the contributing Member and the Manager;

(b) The Gross Asset Values of all Company assets shall be adjusted, as determined by the distributed Member and the Manager, to equal their respective fair market values upon the distribution to a Member by the Company of more than a de minimis amount of Company assets (other than money), unless all Members simultaneously receive distributions of undivided units in the distributed Company assets in proportion to their respective Capital Accounts;

(c) The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values (as determined by the Manager, in its reasonable discretion) upon the termination of the Company for Federal income tax purposes under Code Section 708(b)(1)(B); and

(d) The Gross Asset Value of a Company asset shall be adjusted in the case of a Write-down of the Company asset in accordance with the provisions of this Agreement.

HSLLC as used in this agreement means Home Servicing, LLC.

Initial Member means Bayou City Exploration, Inc., a Nevada corporation.

Investment Gains shall be equal to the amount by which a principal prepayment, after considering the Amortization Ratio exceeds the Company’s un-amortized Note Investment Cost on the Mortgage Loans and Land Contracts (after payment of Fund expenses and fees, except office expenses, which will be paid by the Manager).

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Investment Manager means the Fund’s Investment Manager is Bayou City Exploration, Inc., a Nevada corporation (which we refer to as “Manager” or the Investment Manager”), organized on November 30, 1994. Bayou City’s executive offices are at 625 Adams Street, Suite 700, Bowling Green, Kentucky 42101.

Land Contracts as used in this Agreement are contracts between a buyer and the Company of a property, wherein the Company holds the title or deed to the property until all agreed upon payments have been made in full.

Majority means any group of Members who together greater than 50% of the total outstanding units of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

Manager means Bayou City Exploration, Inc., a Nevada Corporation, in that capacity or any Person replacing Bayou City Exploration, Inc. under this Agreement.

Member means a Person who owns one or more units of the Company.

Membership Unit(s) means the entire ownership interest of a Member in the Company at any particular time, including the right of the Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of the Member to comply with all of the terms and provisions of this Agreement.

Memorandum means the February 1, 2013 Private Placement Memorandum of the Company offering the units for sale, a copy of which is available from Manager.

Mortgage means the lien(s) created on the Real Property of borrowers securing their respective obligations to the Company to repay Note Investments, whether in the form of a deed of trust, mortgage or otherwise.

Mortgage Notes means investments of the Company that are notes, debentures, bonds and other evidences of indebtedness or obligations that are negotiable or non-negotiable and secured or collateralized by Mortgages.

Note Investment(s) means the Mortgage Notes and Land Contracts or an interest in a Mortgage Note or Land Contract that are held by the Company.

Note Investment Cost means the purchase price paid by the Company for the Note Investment, not including Acquisition Costs and the Transaction Fee.

Offering means the offer and sale of units of the Company made under the Memorandum.

Participation Percentage means the percentage that the amount of a Member’s Capital Account represents as compared to the aggregate amount of all Member’s Capital Accounts.

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Person means any natural person, partnership, corporation, unincorporated association or other legal entity.

Profits and Losses means, for each Fiscal Year or any other period, an amount equal to the Company’s taxable income or loss for the Fiscal Year or other given period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately under Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses under this section shall be added to the taxable income or loss;

(b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures under Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses under this section, shall be subtracted from the taxable income or loss. If any Company asset has a Gross Asset Value which differs from its adjusted cost basis, gain or loss resulting from the disposition of the Company asset shall be computed using the Gross Asset Value (rather than adjusted cost basis) of the Company asset. Notwithstanding any other provision of this Section, any items in the nature of income, gain, expenses or losses, which are specially allocated under Section 7.5.1, 7.5.2 and 7.6, shall not be taken into account in computing Profits or Losses.

Real Property means and includes: (a) land and any buildings, structures, and improvements, and (b) all fixtures, whether in the form of equipment or other personal property, that is located on or used as part of land.

Servicing Fee means a monthly Servicing Fee to HSLLC in an amount equal to (a) the greater of $30 per month per Mortgage Note and Land Contract or one-twelfth of 1% of the sum of the unpaid principal balance for all performing Note Investments during the relevant calendar month plus all cash on hand, plus (b) for each non-performing Note Investment, if any, $175.00 per month.

Subscription Agreement means the document that is an exhibit to and part of the Memorandum that every Person who buys units of the Company must execute and deliver with full payment for the units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

Transaction Fee means a transaction fee equal to 2.5% of the Note Investment Cost for each Note Investment purchased by the Company.

Treasury Regulations means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the U.S. Department of the Treasury under the Code, as the regulations may be lawfully changed from time to time.

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Unit(s) means, as the context requires, ownership of equity in the Company that are (a) issued to Members upon their admission to the Company under the Subscription Agreement and the Memorandum or (b)transferred to those who become substituted Members under Section 12.2 hereof.

Write-down means a determination by the Manager for a particular Note Investment or other Company investment (which determination has been verified by the Company’s accountants as being in conformity with generally accepted accounting principles) that the fair market value of the investment at the time the determination is made is less than the amount actually paid or allocated to the purchase of the investment, which determination shall be made by the Company and its accountants within thirty (30) days of the end of each calendar quarter and any Write-down shall be effective on the last day of the relevant calendar quarter during the term of this Agreement.

Write-down Amount means, for any Note Investment or other Company investment, the amount by which, at the time that a Write-down is determined for the Note Investment, the amount actually paid or allocated to the purchase of the investment exceeds its fair market value.

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